                                                                    EXHIBIT 3.5

                            CERTIFICATE OF FORMATION
                                       OF
                          AIRGATE NETWORK SERVICES, LLC

l.   The name of the limited liability company is AirGate Network Services, LLC.

2.   The address of its registered office in the State of Delaware is
     Corporation Trust Center, 1209 Orange Street, in the City of Wilmington,
     County of New Castle. The name of its registered agent at such address is
     The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Formation of AirGate Network Services, LLC this 29th day of September, 2000.

                                                  /s/ Richard J. Oelhafen, Jr.
                                                  ----------------------------
                                                  Richard J. Oelhafen, Jr.
                                                  An Authorized Person